Exhibit 5.1
November 29, 1996



Mellon Bank, N.A.
One Mellon Bank Center
Suite 1910
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001

Re:  Mellon Bank Premium Finance Loan Master Trust


Ladies and Gentlemen:

We have been asked to deliver this opinion in connection with the preparation of the registration statement on Form S-3 (No. 333-11961) (the "Registration Statement") relating to the issuance by Mellon Bank Premium Finance Loan Master Trust (the "Trust") of the Mellon Bank Premium Finance Loan Master Trust Class A Floating Rate Asset Backed Certificates, Series 1996-1 and the Mellon Bank Premium Finance Loan Master Trust Class B Floating Rate Asset Backed Certificates, Series 1996-1 (collectively, the "Certificates") pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 1996 and the Series 1996-1 Supplement thereto, to be dated as of December 1, 1996 (the "Agreement"), each among Mellon Bank, N.A., as transferor (the "Transferor"), AFCO Credit Corporation, as servicer (the "Servicer"), AFCO Acceptance Corporation, as servicer (the "Servicer"), Premium Financing Specialists, Inc., as back-up servicer (the "Back-up Servicer") and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). All capitalized terms used but not specifically defined herein have the meaning assigned to such terms in the Agreement.

In connection with this opinion, we have examined original, reproduced or certified copies of the Articles of Association and By-Laws of the Transferor, each as amended to date, the Registration Statement, records of actions taken by the Board of Directors of the Transferor and a form of the Agreement. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. As to various matters of fact relevant to the opinions hereinafter expressed, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Servicer, the Back-up Servicer, the Transferor and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

          1. When the issuance, execution and delivery of the Certificates have been authorized by all necessary corporate action of the Transferor in accordance with the provisions of the Pooling and Servicing Agreement, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable and entitled to the benefits of the Pooling and Servicing Agreement. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

          2. The statements set forth in the Registration Statement under the headings "Prospectus Summary--Tax Status" and "U.S. Federal Income Tax Consequences," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Prospectus Summary-Tax Status," "U.S. Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,


/s/Stroock & Stroock & Lavan
STROOCK & STROOCK & LAVAN